                                                                     EXHIBIT 3.1

                                 TRUST AGREEMENT

                                       OF

                         FLEET CREDIT CARD FUNDING TRUST

                                   DATED AS OF

                                 March 28, 2002


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                                TABLE OF CONTENTS


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ARTICLE I. THE TRUST..............................................................................................2
         SECTION 1.1. Conversion..................................................................................2
         SECTION 1.2. Business Offices............................................................................2
         SECTION 1.3. Name and Nature of Trust....................................................................2
         SECTION 1.4. Purposes and Powers.........................................................................3

ARTICLE II.

         RESIDENT TRUSTEE.........................................................................................6
         SECTION 2.1. Resident Trustee............................................................................6

ARTICLE III.

MANAGING TRUSTEES.................................................................................................9
         SECTION 3.1. General.....................................................................................9
         SECTION 3.2. Specific Powers and Authority..............................................................10
         SECTION 3.3. Restrictions...............................................................................12
         SECTION 3.4. Independent Trustees.......................................................................14
         SECTION 3.5. Reports....................................................................................15
         SECTION 3.6. Officers...................................................................................15

ARTICLE IV. BENEFICIAL INTERESTS IN THE TRUST....................................................................17
         SECTION 4.1. Beneficial Interests.......................................................................17

ARTICLE V. BENEFICIAL OWNERS.....................................................................................19
         SECTION 5.1. Meetings of Beneficial Owners..............................................................19
         SECTION 5.2. Voting Rights of Beneficial Owners.........................................................19

ARTICLE VI. LIABILITY OF BENEFICIAL OWNERS, TRUSTEES, OFFICERS, EMPLOYEES, AND AGENTS AND TRANSACTIONS
            BETWEEN THEM AND THE TRUST...........................................................................20
         SECTION 6.1. Limitation of Beneficial Owner Liability...................................................20
         SECTION 6.2. Limitation of Trustee Liability............................................................20
         SECTION 6.3. Express Exculpatory Clauses in Instruments.................................................20
         SECTION 6.4. Indemnification............................................................................20

ARTICLE VII. AMENDMENTS; REORGANIZATION; MERGER, ETC.............................................................22
         SECTION 7.1. Amendments.................................................................................22

ARTICLE VIII. DURATION AND TERMINATION OF TRUST..................................................................22
         SECTION 8.1. Duration of Trust..........................................................................22
         SECTION 8.2. Termination of Trust.......................................................................23

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ARTICLE IX. MISCELLANEOUS........................................................................................23
         SECTION 9.1. Governing Law..............................................................................24
         SECTION 9.2. Reliance by Third Parties..................................................................24
         SECTION 9.3. Provisions Held Invalid or Unenforceable...................................................24
         SECTION 9.4. Construction...............................................................................24
         SECTION 9.5. Counterparts...............................................................................24
         SECTION 9.6. Non-Petition Covenant......................................................................25
         SECTION 9.7. Successors and Assigns.....................................................................25

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                           TABLE OF CONTENTS (CONT'D)

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         SECTION 9.8. Other Business.............................................................................25
         SECTION 9.9. Trust Assets...............................................................................25

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EXHIBIT  A - Form of Certificate of Beneficial Interest

SCHEDULE A - Definitions

SCHEDULE B - Officers

                                TRUST AGREEMENT

         THIS TRUST AGREEMENT is made and entered into as of March 28, 2002, among Fleet Credit Card Services, L.P., a Rhode Island limited partnership ("Fleet Credit Card"), Wilmington Trust Company, a Delaware banking corporation, acting hereunder not in its individual capacity but solely as trustee (together with any successor thereto, the "Resident Trustee"), and the undersigned Managing Trustees to effect the creation of a trust in accordance with the Delaware Business Trust Act, 12 Del. C. " 3801, et seq., as amended from time to time (the "Trust Act").

                                    RECITALS:


                  WHEREAS, Fleet Credit Card Funding, LLC (the "Company"), was formed as a Delaware limited liability company on November 15, 2001, by Fleet Bank (RI), National Association, a national banking association (together with any successor in interest by merger or otherwise, the "Bank"), as the sole equity member of the Company (the "Original Member"), pursuant to the Delaware Limited Liability Company Act, 6 Del. C. " 18-101, et seq., as amended from time to time (the "LLC Act");

                  WHEREAS, on March 28, 2002, pursuant to that certain Assignment of Limited Liability Company Interest and Amendment to Amended and Restated Limited Liability Company Agreement of the Company, (i) the Original Member transferred all of its limited liability company interest in the Company as a member of the Company to Fleet Credit Card, (ii) the Original Member resigned from the Company as a member of the Company, and (iii) Fleet Credit Card was admitted to the Company as the sole equity member of the Company (the "Member");

                  WHEREAS, on the date hereof, by written consent, the Member and all of the members of the board of directors of the Company approved the conversion of the Company to a Delaware business trust and approved this Agreement;

                  WHEREAS, on the date hereof, the Company has converted to a Delaware business trust pursuant to Section 18-216 of the LLC Act and Section 3820 of the Trust Act, by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Business Trust and a Certificate of Trust (the "Conversion"); and

                  WHEREAS, upon the effectiveness of the Conversion, (i) Fleet Credit Card shall become the initial Beneficial Owner, (ii) Wilmington Trust Company shall be appointed as the Resident Trustee, and (iii) each of John Rodehorst, Jeffrey Lipson, Paul V. Stahlin, Jaspreet Mann, Benjamin B. Abedine and Albert J. Fioravanti shall be appointed as a Managing Trustee.

                                   ARTICLE I.

                                   THE TRUST

         SECTION 1.1.      CONVERSION.

         (a) Effective as of the time of the Conversion, (i) the limited liability company agreement of the Company, as amended, is replaced and superseded in its entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) all of the limited liability company interests in the Company are canceled and Fleet Credit Card is automatically admitted to the Trust as the sole Beneficial Owner, and (iii) the parties hereto are continuing the business of the Company without dissolution in the form of a Delaware business trust governed by this Agreement. In accordance with Section 3820 of the Trust Act, the Trust shall constitute a continuation of the existence of the Company in the form of a Delaware business trust and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Company.

         (b) Upon the effectiveness of the Conversion, all debts, liabilities and duties of the Company shall remain attached to the Trust and may be enforced against the Trust as if said debts, liabilities and duties had been incurred or contracted by the Trust in its capacity as a business trust. Accordingly, effective as of the time of the Conversion, all of the debts, liabilities and duties of the Company under each of the Basic Documents (including, with respect to certain of the Basic Documents, as a substituted party for the Bank) shall remain attached to the Trust.

         SECTION 1.2. BUSINESS OFFICES. The principal office of the Trust shall be located at 300 N. Wakefield Drive, Suite: DE EH 60002P, Newark, Delaware 19702, and thereafter shall be located at such place or places as the Board of Managing Trustees may designate from time to time.

         SECTION 1.3. NAME AND NATURE OF TRUST.

         (a) The name of the Trust created hereby is "Fleet Credit Card Funding Trust." It is the intention of the parties hereto that the Trust created hereby be a business trust within the meaning of the Trust Act and that this Agreement constitute the governing instrument of the Trust. Except for tax purposes as provided in Section 1.3(b) below, the Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint shares company or a corporation. The Trustees are hereby authorized to and shall execute and file
(i) a Certificate of Trust pursuant to Section 3810 of the Trust Act, and (ii) a Certificate of Conversion to Business Trust pursuant to Section 3820 of the Trust Act. The Trust's activities shall be conducted and all documents shall be executed under the foregoing name, which name (and the word "Trust" wherever used in this Agreement, except where the context otherwise requires) shall refer to the business trust created hereby as a separate legal entity. Any documents executed by the Company prior to the effective time of the Conversion shall continue as legal, valid and binding agreements of the Trust notwithstanding that such documents were executed in the name of the Company.

         (b) It is the intention of the parties hereto that, solely for income and franchise tax purposes (i) so long as there is a sole Beneficial Owner, the Trust shall be disregarded and not be treated as an entity separate from its sole Beneficial Owner and (ii) if there is more than one Beneficial Owner, the Trust shall be treated as a partnership, with the assets of the partnership being the assets held by the Trust and the partners of the partnership being the Beneficial Owners. The Trust shall not elect to be treated as an association under Section 301.7701-3(a) of the regulations of the United States Department of the Treasury for federal income tax purposes. The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the second preceding sentence for such tax purposes.

         (c) All legal and equitable title to all Trust Assets shall be vested at all times in the Trust as a separate legal entity.

         SECTION 1.4.      PURPOSES AND POWERS.

         (a) The sole purposes for which the Trust is created are to engage exclusively in the following activities:


         (i) to execute and deliver, and to perform its obligations under, a Receivables Purchase Agreement with the Bank, dated as of January 1, 2002, as amended by Amendment Number 1 thereto (the Receivables Purchase Agreement, as so amended, and as from time to time further amended, supplemented or otherwise modified, the "Purchase Agreement"), to purchase or otherwise acquire assets from the Bank, to execute and deliver and to perform its obligations under, any amendments and/or supplements, including any supplemental conveyances relating to the Purchase Agreement, and to engage in any activities necessary, appropriate or convenient in connection with the rights and obligations of the Trust under the Purchase Agreement and in connection with the acquisition of assets from the Bank and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Purchase Agreement or the acquisition of assets from the Bank;

         (ii) to purchase, acquire, own, hold, sell, dispose of, endorse, transfer, assign, pledge and finance the Purchased Assets (as defined in the Purchase Agreement) including, without limitation, to grant a security interest in the Purchased Assets;


         (iii) to engage in any activities necessary to hold, receive, exchange, sell, transfer, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to, all of the Trust's property, including without limitation, the Purchased Assets and any property or interest which may be acquired by the Trust as a result of any distribution in respect of the Purchased Assets and any property received by the Trust as a contribution from the Bank, prior to the Conversion, or from a Beneficial Owner;

         (iv) to execute and deliver, and to incur debt and other obligations and perform its obligations under, a Revolving Credit Agreement with the Bank, dated as of January 1, 2002, as amended by Amendment Number 1 thereto (as such may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), to execute and deliver, and to perform its obligations under, any amendments or supplements relating to the Credit Agreement, and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Credit Agreement;

         (v) to execute and deliver, and to perform its obligations under, an Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2002, by and among the Company, as Transferor, the Bank, as Servicer, and Bankers Trust Company (the "Master Trust Trustee") with respect to the Fleet Credit Card Master Trust II (the "Master Trust"), as amended by Amendment Number 1 thereto (as such may be further amended, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement") and under each Series Supplement thereto;

         (vi) to execute and deliver, and to perform its obligations under, Transfer and Administration Agreements each originally entered into by and between the Bank as Transferor and Administrator and a separate Delaware business trust for each of which Wilmington Trust Company acts as owner trustee (each such agreement as it may be amended, supplemented or otherwise modified from time to time, a "Transfer Agreement");

         (vii) to execute and deliver, and to perform its obligations under, Trust Agreements each of which relates to a separate Delaware business trust and each of which was originally entered into by and between the Bank as Transferor and Wilmington Trust Company, as owner trustee (each such agreement as it may be amended, supplemented or otherwise modified from time to time, an "Owner Trust Agreement");


         (viii) to execute and deliver, and to perform its obligations under, the Pooling and Servicing Agreement, to sell or otherwise transfer all or any of the Purchased Assets to the Master Trust Trustee in connection therewith, to execute Trust Obligations issued under the Pooling and Servicing Agreement and any Series Supplements, to execute and deliver, and to perform its obligations under, any amendments, supplements, assignments, reassignments or reconveyances of receivables and other assets related to the Pooling and Servicing Agreement, to provide for the issuance of additional series of Trust

                  Obligations under the Pooling and Servicing Agreement and to execute, deliver and perform its obligations under each additional Series Supplement and other documents related to the issuance of Trust Obligations and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with or relating to the Master Trust or Trust Obligations or relating to or contemplated by the Pooling and Servicing Agreement and the Series Supplements thereto; (ix) to execute and deliver, and to perform its obligations under, any amendments or supplements related to the Transfer Agreements and Owner Trust Agreements, and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Transfer Agreements and the Owner Trust Agreements;

         (x) to acquire, hold, enjoy, sell or otherwise transfer and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership issued by the Master Trust or any other Person pursuant to any trust agreement, purchase agreement, pooling and servicing agreement, indenture or other document and transfer such certificate, interest or other indicia of beneficial ownership interest to another Person;

         (xi) to prepare and file with the Securities and Exchange Commission and to execute the Registration Statement on Form S-3 or other appropriate form, including the prospectus and the exhibits included therein, and pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under Rule 462(b) promulgated under the Securities Act (collectively, the "Registration Statement").

         (xii) to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform the Basic Documents and any other agreement, notice or document, in connection with or relating to the activities described above, including the filing of any notices, applications, financing statements, and other documents necessary, advisable or convenient to comply with any applicable laws, statutes, rules and regulation;

         (xiii) to acquire, own, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately issued asset backed securities and whether with unrelated third parties or with affiliated entities; and


         (xiv) to engage in any lawful act or activity and to exercise any powers permitted to business trusts under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the entering into of underwriting agreements, interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements).

         (b) The Trust, and any Managing Trustee or Officer on behalf of the Trust, may enter into and perform the Basic Documents and all documents, agreements, certificates, assignments, reassignments, amendments, supplements or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Beneficial Owner, Trustee, Officer or other Person notwithstanding any other provision of this Agreement, the Trust Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Managing Trustee or Officer to enter into other agreements on behalf of the Trust. Except where expressly required herein to the contrary, any individual Managing Trustee may execute and deliver a document as and for the act of all Managing Trustees and the Trust.

         (c) The Board of Managing Trustees and the Officers of the Trust on behalf of the Trust, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth herein and (ii) shall have and exercise all of the powers and rights conferred upon business trusts created pursuant to the Trust Act.

                                   ARTICLE II.

                                RESIDENT TRUSTEE

         SECTION 2.1.      RESIDENT TRUSTEE.

         (a) Initial Resident Trustee. Wilmington Trust Company shall be the initial Resident Trustee, and it shall serve until such time as a qualified successor is appointed by the Board of Managing Trustees in accordance with the terms of this Section 2.1.


         (b) Powers. The Resident Trustee shall constitute the Trustee required pursuant to Section 3807(a) of the Trust Act and shall have only the rights, obligations, and liabilities specifically provided for herein and in the Trust Act and shall have no implied rights, obligations, or liabilities with respect to the affairs of the Trust. The duties and responsibilities of the Resident Trustee shall be limited solely to (i) acting as agent for purposes of service of process, (ii) the execution, filing, and delivery of all documents and certificates required under the Trust Act and (iii) the maintenance of all records necessary to form and maintain the existence of the Trust under the Trust Act. Notwithstanding any other provision contained herein, unless specifically directed in writing by the Board of Managing Trustees and consented to by the Resident Trustee, the Resident Trustee shall not participate in any decisions relating to, or possess any authority independently to manage or control, the business of the Trust. In no event shall the Resident Trustee have any liability for the acts or omissions of the Managing Trustees, nor shall the Resident Trustee be liable for supervising or monitoring the performance of duties or obligations of the Managing Trustees. The Resident Trustee shall provide prompt notice to the Managing Trustees of its performance of any of the foregoing. The Managing Trustees shall reasonably keep the Resident Trustee informed of any actions taken by the Managing Trustees with respect to the Trust that affect the rights, obligations, or liabilities of the Resident Trustee hereunder or under the Trust Act.

         (c) Compensation and Expenses of Resident Trustee. The Resident Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder, and shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by the Resident Trustee in the performance of its duties hereunder. Such compensation and reimbursement shall be provided as set forth in that certain Fee and Indemnification Agreement, dated as of the date hereof, by and among the Trust, the Resident Trustee and the Bank, as servicer of the assets of the Trust. So long as any Trust Obligation is outstanding, none of the expenses of the Trust set forth in this
Section 2.1(c) shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

         (d) Certain Matters With Respect to Resident Trustee. The Resident Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or negligence or bad faith. In particular, but not by way of limitation:

                  (i) The Resident Trustee shall not be personally liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes willful misconduct, negligence or bad faith on its part.

                  (ii) No provision of this Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder if the Resident Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                  (iii) Under no circumstances shall the Resident Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust, except for such representations, warranties, covenants, or agreements made by it in connection with performing the functions described in this Section 2.1.

                  (iv) The Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Managing Trustees.

                  (v) Provided that the Resident Trustee has acted in good faith and in the absence of willful misconduct, negligence and bad faith, the Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by the Resident Trustee to be genuine and reasonably believed by the Resident Trustee to be signed by the proper party or parties. The Resident Trustee may accept a certified copy of a resolution of the board of trustees or other governing body of an entity as conclusive evidence that such resolution has been duly adopted by such body on behalf of such entity and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Resident Trustee may for all purposes hereof rely on a certificate, signed by the Managing Trustees, as to such fact or matter, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (vi) In the exercise or administration of the Trust hereunder, the Resident Trustee (a) at the expense of the Trust may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and (b) at the expense of the Trust may consult with counsel, accountants, and other skilled persons to be selected by it in good faith and with due care and employed by it. The Resident Trustee shall not be liable for the default or misconduct of such agents, attorneys, accountants, or other skilled persons selected by the Resident Trustee in good faith and with due care nor shall it be liable for anything done, suggested, suffered, or omitted in good faith by it in accordance with the advice or opinions of such person.

                  (vii) Except as expressly provided in this Section 2.1, in accepting and performing on behalf of the Trust hereby created, the Resident Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Resident Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Assets for payment or satisfaction thereof except to the extent such claim arose by its own willful misconduct, negligence or bad faith in the performance of its duties under this Agreement.

         (e) Eligibility Requirements for Resident Trustee. The Resident Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Trust Act; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $5,000,000 and subject to supervision or examination by federal or state authorities; provided, however, the net worth of the parent organization of such corporation satisfying the provisions of
Section 3807(a) of the Trust Act shall be included in the determination of the combined capital and surplus of such corporation. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose hereof the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Resident Trustee shall cease to be eligible in accordance with the provisions hereof, the Resident Trustee shall resign immediately in the manner and with the effect specified in the following paragraph.

         (f) Resignation or Removal of Resident Trustee. The Resident Trustee may at any time resign and be discharged from the trusts hereby created by giving at least sixty (60) days advance written notice thereof to the Beneficial Owners and the Managing Trustees; provided, however, that such resignation shall not become effective unless and until a qualified successor Resident Trustee shall have been appointed by the Board of Managing Trustees. Such appointment shall be by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Resident Trustee and one copy to the successor Resident Trustee. If no successor Resident Trustee shall have been so appointed and have accepted appointment within such sixty (60) day period after the giving of such notice of resignation, the resigning Resident Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Resident Trustee. In addition, if at any time the Resident Trustee shall cease to be eligible in accordance with the provisions of the preceding paragraph and shall fail to resign after written request therefore by the Board of Managing Trustees, or if at any time the Resident Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Resident Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Resident Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Board of Managing Trustees may remove the Resident Trustee. If the Resident Trustee is removed under the authority of the immediately preceding sentence, the Board of Managing Trustees shall promptly appoint a successor Resident Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Resident Trustee so removed and one copy to the successor Resident Trustee. Written evidence of the qualification and acceptance of election or appointment of a successor Resident Trustee may be filed with the records of the Trust and in such other offices, agencies, or places as the Resident Trustee may deem necessary or desirable. Any successor Resident Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such successor Resident Trustee in the State of Delaware.

                                  ARTICLE III.

                                MANAGING TRUSTEES

         SECTION 3.1. GENERAL. Subject to the express limitations herein, including but not limited to Sections 3.3 and 3.4, the business and affairs of the Trust shall be managed by or under the direction of the Board of Managing Trustees designated by the Beneficial Owner. The Beneficial Owner may determine at any time in its sole and absolute discretion the number of Managing Trustees to constitute the Board. The authorized number of Managing Trustees may be increased or decreased by the Beneficial Owner at any time in its sole and absolute discretion, upon notice to all Managing Trustees, and subject in all cases to this Article III. The number of Managing Trustees on the date hereof shall be six, two of which shall be Independent Trustees. The names of the Managing Trustees who shall serve on the initial Board are: John Rodehorst, Jeffrey Lipson, Paul V. Stahlin, Jaspreet Mann, Benjamin B. Abedine and Albert
J. Fioravanti. Benjamin B. Abedine and Albert J. Fioravanti shall serve as the initial Independent Trustees. Each Managing Trustee elected, designated or appointed shall hold office until a successor is elected and qualified or until such Managing Trustee's earlier death, resignation, expulsion or removal. Managing Trustees need not be a Beneficial Owner. If required by the Trust Act, the Trustees shall amend the Certificate of Trust of the Trust to reflect changes in the composition of the Trust's Trustees.


         SECTION 3.2.      SPECIFIC POWERS AND AUTHORITY.

         (a) Duties. It shall be the duty of the Managing Trustees to discharge (or cause to be discharged) all responsibilities of the Trust under this Agreement, and the Basic Documents to which the Trust is a party and to administer the Trust and the Trust Assets, subject to the terms hereof, including, without limitation, Section 1.4(b). The Managing Trustees shall have no duties other than as specified herein and in the agreements to which the Trust is a party and no implied duties or obligations shall be read into this Agreement. The Managing Trustees shall not manage, control, use, sell, dispose of or otherwise deal with the Trust or any part of the Trust Assets except (i) in accordance with the powers granted pursuant to this Agreement and (ii) in accordance with the agreements to which the Trust is a party. The Managing Trustees shall not take any action that is inconsistent with the purposes of the Trust as provided in Section 1.4. The Board of Managing Trustees may authorize and effect distributions to the Beneficial Owner at such times and in such amounts as they shall deem appropriate provided that no such distribution shall be in contravention of any Basic Documents or cause the Trust not to be solvent. Subject to the express limitations herein, the Managing Trustees shall have the power and authority to do all other actions and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that they deem necessary, useful, or desirable to carry on the purposes of the Trust as provided in Section 1.4 or to carry out the provisions of this Agreement, even if such powers are not specifically provided for herein.

         (b) Meeting of the Board of Managing Trustees. The Board of Managing Trustees of the Trust may hold meetings, both regular and special, within or outside the State of Delaware. The Board of Managing Trustees shall hold at least one regular meeting each year. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by a Managing Trustee on not less than one day's notice to each Managing Trustee by telephone, facsimile, mail, telegram or any other means of communication.

         (c) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Managing Trustees shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managing Trustees present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managing Trustees present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

         (d) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Trust.

         (e)      Committees of Managing Trustees.

                  (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managing Trustees of the Trust. The Board may designate one or more Managing Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 1.4, 3.3, and 3.4 shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Trust. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         (f) Compensation of Managing Trustees; Expenses. The Board shall have the authority to fix the compensation of Managing Trustees. The Managing Trustees may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Managing Trustee. No such payment shall preclude any Managing Trustee from serving the Trust in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         (g) Removal of Managing Trustees. Unless otherwise restricted by law, and subject to Sections 3.3 and 3.4, any Managing Trustee or the entire Board of Managing Trustees may be removed or expelled, with or without cause, at any time by the Beneficial Owner, and, any vacancy caused by any such removal or expulsion may be filled by action of the Beneficial Owner.

         (h) Managing Trustees as Agents. To the extent of their powers set forth in this Agreement and subject to Sections 3.3 and 3.4, the Managing Trustees are agents of the Trust for the purpose of the Trust's business, and the actions of the Managing Trustees taken in accordance with such powers set forth in this Agreement shall bind the Trust. Except as provided in this Agreement or in a resolution of the Managing Trustees, a Managing Trustee may not bind the Trust.


         SECTION 3.3.      RESTRICTIONS.

         (a) This Section 3.3 is being adopted in order to comply with certain provisions required in order to qualify the Trust as a "special purpose" entity.

         (b) No Beneficial Owner or Managing Trustee shall, so long as any Trust Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Trustee," the definition of "Material Action," or Sections 1.4, 3.1, 3.2, 3.3, 3.4, 4.1, 6.4, 7.1, 8.1, 8.2 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Trustees). Subject to this Section 3.3, the Beneficial Owners and the Managing Trustees reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 7.1.

         (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, the Beneficial Owner, the Board, any Officer or any other Person, neither the Beneficial Owner nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they cause the Trust, without the prior unanimous written consent of the Beneficial Owner and all members of the Board (including all Independent Trustees), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Trustees then serving in such capacity.

         (d) The Board and the Beneficial Owner shall cause the Trust to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Trust shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Trust and (2) the Rating Agency Condition is satisfied. The Board also shall cause the Trust to:

                  (i) maintain its own separate office, books and records and bank accounts;

                  (ii) at all times hold itself out to the public and all other Persons as a legal entity separate from the Beneficial Owner, the Bank and any other Person;

                  (iii) have a Board of Managing Trustees separate from that of the Beneficial Owner, the Bank and any other Person;

                  (iv) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                  (v) except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person;

                  (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

                  (vii) maintain separate financial statements and prepare and maintain its financial records in accordance with generally accepted accounting principles;

                  (viii)   pay its own liabilities only out of its own funds;

                  (ix) maintain an arm's length relationship with the Bank, its other Affiliates and the Beneficial Owner;

                  (x)      pay the salaries of its own employees, if any;

                  (xi) not hold out its credit or assets as being available to satisfy the obligations of others;

                  (xii) allocate fairly and reasonably any overhead for shared office space;

                  (xiii)   use separate stationery, invoices and checks;

                  (xiv) except as contemplated by the Basic Documents, not pledge its assets for the benefit of any other Person;

                  (xv) correct any known misunderstanding regarding its separate identity;

                  (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that, as of the date of any fiscal quarter, the capital of the Trust shall be at least equal to 2% of the total assets of the Trust;

                  (xvii) cause its Board of Managing Trustees to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware business trust formalities;

                  (xviii)  not acquire any securities of the Beneficial Owner;
                           and

                  (xix) cause the Managing Trustees, Officers, agents and other representatives of the Trust to act at all times with respect to the Trust consistently and in furtherance of the foregoing and in the best interests of the Trust.

                  Failure of the Trust, or the Beneficial Owner or Board on behalf of the Trust, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Trust as a separate legal entity or the limited liability of the Beneficial Owner.

         (e) So long as any Trust Obligation is outstanding, the Board shall not cause or permit the Trust to:

                  (i) except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

                  (ii) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 1.4, the Basic Documents or this Section 3.3;

                  (iii) incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents;

                  (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Trust may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

                  (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of beneficial interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

                  (vi) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

         SECTION 3.4.      INDEPENDENT TRUSTEES.


                  As long as any Trust Obligation is outstanding, the Beneficial Owner shall cause the Trust at all times to have at least two Independent Trustees who will be appointed by the Beneficial Owner. To the fullest extent permitted by law, the Independent Trustees shall consider only the interests of the Trust, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 3.3(c). No resignation or removal of an Independent Trustee, and no appointment of a successor Independent Trustee, shall be effective until such successor shall have accepted his or her appointment as an Independent Trustee by a written instrument. In the event of a vacancy in the position of Independent Trustee, the Beneficial Owner shall, as soon as practicable, appoint a successor Independent Trustee. All right, power and authority of the Independent Trustees shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this
Section 3.4, in
exercising their rights and performing their duties under this Agreement, any Independent Trustee shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Trustee shall at any time serve as trustee in bankruptcy for any Affiliate of the Trust.

         SECTION 3.5.      REPORTS.

         (a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                  (i) unless such quarter is the last fiscal quarter, a balance sheet of the Trust; and

                  (ii) unless such quarter is the last fiscal quarter, an income statement of the Trust for such fiscal quarter.

         (b) The Board shall use diligent efforts to cause to be prepared and mailed to the Beneficial Owner, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                  (i)      a balance sheet of the Trust;

                  (ii) an income statement of the Trust for such fiscal year; and

                  (iii) a statement of the Beneficial Owner's capital account.

         (c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Trust's independent accountants, if any, to prepare and transmit to the Beneficial Owner as promptly as possible any such tax information as may be reasonably necessary to enable the Beneficial Owner to prepare its federal, state and local income tax returns relating to such fiscal year.

         SECTION 3.6.      OFFICERS.

         (a) Officers. The Officers of the Trust shall be designated by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Managing Trustees may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any additional or successor Officers of the Trust shall be chosen by the Board. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Trust shall be fixed by or in the manner prescribed by the Board. The Officers of the Trust shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Trust shall be filled by the Board. The Officers designated by the Board on the date hereof are listed on Schedule B hereto.

         (b) President. The President shall be the chief executive officer of the Trust, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Trust and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all Trust Obligations, bonds, notes, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 1.4(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer of the Trust, and (iii) as otherwise permitted in Section 3.6(c).

         (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managing Trustees, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Trust. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Trust and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Beneficial Owner, if any, and meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Trust funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Trust. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Trust for the purpose of the Trust's business and, subject to
Section 3.3, the actions of the Officers taken in accordance with such powers shall bind the Trust.

         (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Managing Trustee and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

                        BENEFICIAL INTERESTS IN THE TRUST

         SECTION 4.1.      BENEFICIAL INTERESTS.

         (a) A Beneficial Interest Certificate, in the form of Exhibit A attached hereto, will represent an exclusive, undivided beneficial interest in the Trust. All Beneficial Interest Certificates issued hereunder shall be fully paid and nonassessable. Every Beneficial Owner, by virtue of having purchased or otherwise acquired a Beneficial Interest Certificate, shall be deemed to have expressly consented and agreed to be bound by the terms of this Agreement. No certificates certifying the ownership of Beneficial Interest Certificates need be issued except as the Board of Managing Trustees otherwise determine from time to time. The ownership of Beneficial Interest Certificates shall be recorded by the Secretary in the books of the Trust, which shall be conclusive as to who are the Beneficial Owners. The Board of Managing Trustees is authorized to issue a replacement Beneficial Interest Certificate for any Beneficial Interest Certificate which has been lost, stolen or destroyed.

         (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Trust, each Beneficial Owner shall be entitled to receive, after paying or making reasonable provision for the creditors of the Trust as set forth in Section 3808(e) of the Trust Act, ratably with each other Beneficial Owner, that portion of the Trust Assets available for distribution to the Beneficial Owners that represents the same percentage ownership as the Beneficial Interest Certificates held by such Beneficial Owner represents in the Trust.

         (c) All Beneficial Interest Certificates shall be personal property entitling the Beneficial Owner only to those rights provided in this Agreement. The legal and equitable ownership of the Trust Assets is vested exclusively in the Trust as herein provided, and the Beneficial Owners shall have no interest therein other than the beneficial interest in the Trust conferred by their Beneficial Interest Certificates and shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Assets. The death, dissolution or termination of a Beneficial Owner shall not, in and of itself, terminate the Trust or give such Beneficial Owner's legal representative or successor any rights against other Beneficial Owners, the Trustees or the Trust Assets, except the right, exercised in accordance with 4.1(a) above, to receive a new Beneficial Interest Certificate in exchange for the certificate held by such deceased, dissolved or terminated

Beneficial Owner. Except as specifically provided in this Agreement, the Beneficial Owners, by reason of their status as such, shall have no right to participate in or direct the management or control of the business of the Trust or to act for or bind the Trust or any Trustee or otherwise to transact any business on behalf of the Trust.

         (d) The Beneficial Interest Certificates are freely transferable except as provided in Sections 4.1(e) and 4.1(f) below.

         (e) No proposed transfer of a Beneficial Interest Certificate shall be effective unless such transfer is exempt from the registration requirements of the Securities Act and any state securities laws and the proposed transferor shall have delivered to the Trust an opinion of counsel to such effect. Such opinion of counsel must be acceptable, as to form, substance, and issuing counsel, to the Board of Managing Trustees. Additionally, the proposed transferee must either (A) provide a certificate to the Trust to the effect that the proposed transferee is not an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" within the meaning of Section 4975(e)(1) of the Code (any such plan or employee benefit plan, a "Plan") and is not directly or indirectly purchasing the Beneficial Interest Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(B) provide a certificate to the Trust to the effect that the proposed transferee is acquiring the Beneficial Interest Certificates for its own account and no part of the assets used to acquire the Beneficial Interest Certificates constitute assets of a Plan; or (C) furnish to the Trust an opinion of counsel acceptable to such persons that (i) the proposed transfer will not cause any assets of the Trust to be deemed assets of a Plan, and (ii) the proposed transfer will not give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

         (f) No proposed transfer of a Beneficial Interest Certificate shall be effective if such transfer would result in the Trust having more than 1 Beneficial Owner unless such transfer has been approved by the Board of Managing Trustees. In addition, no entity that constitutes a partnership, grantor trust or S corporation for federal income tax purposes may acquire a Beneficial Interest Certificate if (i) substantially all of the value of the interest of a person owning an interest in such entity would be attributable to the entity's (direct or indirect) interest in the Trust, and (ii) a principal purpose of the use of the tiered arrangement is to permit the Trust to satisfy the 100-person limitation in paragraph (h)(1)(ii) of Section 1.7704-1 of the Treasury Regulations promulgated under the Code. The restriction set forth in this
Section 4.1(f) may be modified by the Trust if there is delivered to the Beneficial Owner an opinion of counsel to the effect that the modification would not cause the Trust to be treated as a publicly traded partnership that is taxable as a corporation for federal income tax purposes or registrable as an investment company under the Investment Company Act of 1940, as amended. No proposed transfer or issuance of a Beneficial Interest Certificate, any interest therein, or any financial instrument or contract the value of which is determined by reference to either a Beneficial Interest Certificate or any interest therein, which is otherwise permitted hereunder shall be effective unless and until the Bank has delivered to the Master Trust Trustee a Tax Opinion (as defined in the Pooling and Servicing Agreement) with respect to such transfer or issuance.

         (g) The Beneficial Owner may assign its interest hereunder with notification to each Rating Agency.

         (h) Upon the effectiveness of the Conversion, a Managing Trustee shall execute a single Beneficial Interest Certificate and deliver it to Fleet Credit Card. Fleet Credit Card, in its capacity as the holder of the Beneficial Interest Certificate, shall be the sole beneficial owner of the Trust. A Beneficial Interest Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless the Beneficial Interest Certificate shall be in substantially the form set forth in Exhibit A hereto, and shall be duly executed by a Managing Trustee of the Trust. When a Beneficial Interest Certificate is duly executed by a Managing Trustee and issued in accordance with this Agreement, the Beneficial Interest Certificate will be fully paid, validly issued, non-assessable and entitled to the benefits of this Agreement.

                                   ARTICLE V.

                                BENEFICIAL OWNERS

         SECTION 5.1. MEETINGS OF BENEFICIAL OWNERS. There shall be no annual meetings of the Beneficial Owners. Except as otherwise provided in this Agreement, special meetings of Beneficial Owners may be called by the Managing Trustees on not less than one day's notice to each Beneficial Owner by telephone, facsimile, mail, telegram or any other means of communication. If at any time the Trust does not have Managing Trustees as required by this Agreement, the Officers of the Trust shall promptly call a special meeting of the Beneficial Owners for the election of a successor Managing Trustee or Managing Trustees. Any meeting may be adjourned and reconvened as the Managing Trustees determine.

         SECTION 5.2.      VOTING RIGHTS OF BENEFICIAL OWNERS.

         (a) The Beneficial Owners shall be entitled to vote only on the matters expressly set forth herein.

         (b) The holders of not less than a majority in percentage of the interests represented by the Beneficial Interest Certificates shall be a quorum for the transaction of business at a Beneficial Owners' meeting. Any lesser number, however, shall be sufficient for adjournment, and any adjourned session or sessions may be held within ninety (90) days after the date set for the original meeting without the necessity of further notice. Except where a larger vote is required by any provision of this Agreement, and subject to any applicable requirements of law, the holders of a majority in percentage of interests represented by the Beneficial Interest Certificates voted shall decide any question.

         (c) Any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by the holders of a majority in percentage of the interests represented by the Beneficial Interest Certificates (or such larger proportion thereof as shall be required by any express provision of this Agreement) and such consent is filed with the records of the Trust.

                                   ARTICLE VI.

                    LIABILITY OF BENEFICIAL OWNERS, TRUSTEES,
                       OFFICERS, EMPLOYEES, AND AGENTS AND
                     TRANSACTIONS BETWEEN THEM AND THE TRUST

         SECTION 6.1. LIMITATION OF BENEFICIAL OWNER LIABILITY. No Beneficial Owner shall be liable for any debt, claim, demand, judgment, or obligation of any kind of, against or with respect to the Trust by reason of its being a Beneficial Owner, nor shall any Beneficial Owner by reason of its status as such, be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust.

         SECTION 6.2. LIMITATION OF TRUSTEE LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust or a Beneficial Owner for any act, omission, or obligation of the Trust or any Trustee. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a business trust, no Trustee shall be liable to the Trust or to any Beneficial Owner for monetary damages for breach of any duty (including, without limitation, fiduciary duties) as a Trustee, except for acts or omissions of such Trustee that involve actual fraud, willful misconduct, gross negligence (on the part of a Managing Trustee), negligence (on the part of the Resident Trustee) or bad faith in performing its or his duties. Neither the amendment nor repeal of this Section 6.2 nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 6.2 shall apply to or affect in any respect the applicability of the immediately preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal, or adoption.

         SECTION 6.3. EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Beneficial Owners nor the Trustees, Officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Assets for the payment of any claim under or for the performance of that instrument. All such written instruments shall contain an express exculpatory clause to the foregoing effect. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Beneficial Owner, Trustee, Officer, employee, or agent of the Trust liable thereunder to any third party, nor shall any Trustee, Officer, employee, or agent of the Trust be liable to anyone for such omission.

         SECTION 6.4. INDEMNIFICATION.

         (a) Neither the Beneficial Owner nor the Resident Trustee nor the Independent Trustees nor any Officer, Managing Trustee, employee or agent of the Trust nor any employee, representative, agent or Affiliate of the Beneficial Owner, the Resident Trustee or the Independent Trustees (collectively, the "Covered Persons") shall be liable to the Trust or any other Person who has an interest in or claim against the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Trust and in a manner reasonably believed to be within the scope of the authority conferred on such Covered

Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence (or negligence with respect to the Resident Trustee) or willful misconduct.

         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Trust for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Trust and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence (or negligence with respect to the Resident Trustee) or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 6.4 by the Trust shall be provided out of and to the extent of Trust Assets only, and the Beneficial Owner shall not have personal liability on account thereof; and provided further, that so long as any Trust Obligation is outstanding, no indemnity payment from funds of the Trust (as distinct from funds from other sources, such as insurance) of any indemnity under this Section
6.4 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 6.4.

         (d) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person that is a party to or is otherwise bound by this Agreement, a Covered Person acting under this Agreement shall not be liable to the Trust or to any such other Covered Person for its good faith reliance on the provisions of this Agreement or any such approval or authorization granted by the Trust or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Beneficial Owner to replace such other duties and liabilities of such Covered Person.

         (e) So long as any Trust Obligation is outstanding, no expense of the Trust shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

         (f) The indemnification contained in this Section 6.4 shall survive (i) the termination of the Trust to the extent allowed by law and (ii) any resignation or removal of any Trustee.


                                  ARTICLE VII.

                    AMENDMENTS; REORGANIZATION; MERGER, ETC.

         SECTION 7.1. AMENDMENTS.

         (a) Subject to Sections 3.3 and 3.4 and to the extent not inconsistent herewith, the Board of Managing Trustees may at any time amend this Agreement in writing to reflect: (a) a change to effect or maintain the qualification of the Trust; (b) a change in the name of the Trust or the location of the principal place of business of the Trust; (c) a change that is (i) of an inconsequential nature and does not adversely affect the Beneficial Owners or the holders of any Trust Obligation in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision of this Agreement that would be inconsistent with any other provisions of this Agreement, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;
(iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal, state, or local agency or contained in any federal, state, or local law; or (iv) required or contemplated by this Agreement; or (d) any other amendments similar to the foregoing. Subject to Section 3.3, other amendments to this Agreement require the recommendation of the Board of Managing Trustees and the affirmative vote of Beneficial Owners holding Beneficial Interest Certificates representing not less than two-thirds (2/3) of the beneficial interests in the Trust. Notwithstanding the foregoing, no rights or powers afforded to the Resident Trustee hereunder shall be modified, and no additional obligation or duty shall be imposed on the Resident Trustee, without its prior written consent. The Board of Managing Trustees shall forward copies of all amendments to the Resident Trustee as soon as practicable following the date of such amendment.

         (b) Notwithstanding anything to the contrary in this Agreement, so long as any Trust Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied, except to cure any ambiguity.

         (c) Subject to the terms hereof, the Certificate of Trust shall be subject to amendment or other modification by the Trustees in accordance with the provisions of the Trust Act.

                                  ARTICLE VIII.

                        DURATION AND TERMINATION OF TRUST

         SECTION 8.1. DURATION OF TRUST. The Trust shall continue perpetually unless terminated pursuant to Section 8.2 hereof or pursuant to any applicable provision of the Trust Act.

         SECTION 8.2. TERMINATION OF TRUST.

         (a) Subject to the restrictions on termination set forth in Section 3.3 and provided there are no amounts owed by the Trust under any Basic Document, the Trust may be dissolved by the affirmative vote of Beneficial Owners holding not less than two-thirds (2/3) of the Beneficial Interest Certificates. Upon the dissolution of the Trust:

                  (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Managing Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Agreement shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Assets to one or more Persons at public or private sale for consideration that may consist in whole or in part of cash or other property of any kind, discharge or pay its liabilities to creditors as provided in Section 3808(e) of the Trust Act, and do all other acts appropriate to liquidate its business.

         (b) After dissolution of the Trust, the liquidation of its business, the satisfaction of its creditors as provided in the Trust Act, and the distribution to the Beneficial Owners as herein provided, a majority of the Managing Trustees shall cause to be executed and filed with the Trust's records, the Secretary of State of the State of Delaware, and elsewhere as the Managing Trustees determine to be necessary or appropriate, a certificate of cancellation and such other documents as may be required by law certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Beneficial Owners shall cease provided that the indemnities of Section 6.4 hereof shall survive to the extent allowed by law.

         (c) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Beneficial Owner shall not, in and of itself, result in the termination or dissolution of the Trust.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.1. GOVERNING LAW. This Agreement is executed by the Beneficial Owner and the undersigned Trustees with reference to the laws of the State of Delaware, and the rights of all parties and the validity, construction, and effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to conflicts of law provisions thereof, provided, however, that the Trustees and Beneficial Owners intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustees, or this Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Trust Act) pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,

(ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures between income and principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations on liability or authorities and powers of the Trustees set forth or referenced in this Agreement. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust. Subject to all of the terms and provisions of this Agreement (i) the Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law and (ii) the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such action.

         SECTION 9.2. RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust, appears to be an Officer of the Trust or a Trustee, and if certifying to (a) the number or identity of Trustees, Officers of the Trust, or Beneficial Owners, (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Beneficial Owners; (d) the action or vote taken by written instrument without a meeting; (e) a copy of this Agreement as a true and complete copy as then in force; (f) an amendment to this Agreement; (g) the termination of the Trust; or (h) the existence of any fact or facts that relate to the affairs of the Trust. No purchaser, lender, transfer agent, or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any Officer or agent of the Trust.

         SECTION 9.3. PROVISIONS HELD INVALID OR UNENFORCEABLE. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

         SECTION 9.4. CONSTRUCTION. In this Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular, and words denoting any gender include all genders. The title and headings of different parts of this Agreement are inserted for convenience and shall not affect the meaning, construction, or effect of this Agreement.

         SECTION 9.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 9.6. NON-PETITION COVENANT. To the fullest extent permitted by applicable law, each Managing Trustee and the Resident Trustee and each Beneficial Owner, by accepting its Beneficial Interest Certificate, hereby covenants and agrees that it will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Basic Documents, this Agreement, or any of the documents or agreements related to this Agreement.

         SECTION 9.7. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and its successors and permitted assigns.

         SECTION 9.8. OTHER BUSINESS. The Beneficial Owner, the Trustees and any Affiliate of the Beneficial Owner or the Trustees may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Trust shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

         SECTION 9.9. TRUST ASSETS. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Beneficial Owner hereby irrevocably waives any right or power that such Person might have to cause the Trust or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Trust, to compel any sale of all or any portion of the assets of the Trust pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Trust. The Beneficial Owner shall not have any interest in any specific assets of the Trust, and the Beneficial Owner shall not have the status of a creditor with respect to any distribution pursuant hereto. The interest of the Beneficial Owner in the Trust is personal property.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                               FLEET CREDIT CARD SERVICES, L.P., as
                               Beneficial Owner

                               By: Fleet Credit Card Holdings, Inc., its general
                                   partner

                               By:  /s/ Paul V. Stahlin
                                 --------------------------------
                               Name:    Paul V. Stahlin
                               Title:   Executive  Vice  President,
                                        Chief  Financial
                                        Officer and Treasurer

                         WILMINGTON TRUST COMPANY, as Resident Trustee


                         By:      /s/ Kathleen A. Pedelini
                             -------------------------------------------------
                         Name:    Kathleen A. Pedelini
                         Title:   Administrative Account Manager

                         By:      /s/ John Rodhorst
                            --------------------------------------------------
                                  John Rodehorst, as Managing Trustee

                         By:      /s/ Jeffrey Lipson
                            --------------------------------------------------
                                  Jeffrey Lipson, as Managing Trustee

                         By:      /s/ Paul V. Stahlin
                            --------------------------------------------------
                                  Paul V. Stahlin, as Managing Trustee

                         By:      /s/ Jaspreet Mann
                            --------------------------------------------------
                                  Jaspreet Mann, as Managing Trustee

                         By:      /s/ Benamin B. Abedine
                            --------------------------------------------------
                                  Benjamin B. Abedine, as Independent Trustee

                         By:      /s/ Albert J. Fioravanti
                            --------------------------------------------------
                                  Albert J. Fioravanti, as Independent Trustee

                                    EXHIBIT A

                   Form of Certificate of Beneficial Interest
                           [Exhibit Begins Next Page]

                                                                       EXHIBIT A

                     FORM OF BENEFICIAL INTEREST CERTIFICATE

THIS BENEFICIAL INTEREST CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS BENEFICIAL INTEREST CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.1 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

                         BENEFICIAL INTEREST CERTIFICATE

100 % Beneficial Interest

         This certifies that Fleet Credit Card Services, L.P. is the registered owner of the above indicated beneficial interest in Fleet Credit Card Funding Trust (the "Trust"), a Delaware business trust organized and existing under the Delaware Business Trust Act, Title 12, Chapter 38 of the Delaware Code, 12 Del. Code " 3801, et seq. This Beneficial Interest Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement of the Trust dated as of March 28, 2002 (the "Trust Agreement"), to which Trust Agreement the holder of this Beneficial Interest Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound.

         Capitalized terms used and not otherwise defined herein have the meanings set forth in the Trust Agreement.

         This Beneficial Interest Certificate does not represent an obligation of, or an interest in, any Beneficial Owner, any Managing Trustee, or the Resident Trustee, and the Beneficial Interest Certificates are not insured or guaranteed by any governmental agency.

         By virtue of having purchased or otherwise acquired this Beneficial Interest Certificate, the holder of this Beneficial Interest Certificate shall be deemed to have expressly consented and agreed to be bound by the terms of the Trust Agreement. The ownership of each Beneficial Interest Certificate shall be recorded in the books of the Trust, which shall be conclusive as to the identity of the Beneficial Owners.

         In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Trust, each Beneficial Owner shall be entitled to receive, after the Trust has paid or made reasonable provision for the creditors of the Trust as set forth in Section 3808(e) of the Delaware Business Trust Act, ratably with each other Beneficial Owner, that portion of the Trust Assets, available for distribution to the Beneficial Owner that represents the same percentage ownership as the Beneficial Interest Certificates held by such Beneficial Owner. The holders of Beneficial Interest Certificates shall be entitled to vote only on such matters as set forth in Section 5.2 of the Trust Agreement, and each holder of a Beneficial Interest Certificate shall have the right to vote its percentage ownership in the Trust.

         Subject to the Trust Agreement, the Board of Managing Trustees may from time to time declare and pay to the Beneficial Owners such dividends or distributions in cash, property or other assets of the Trust, including any Trust Assets, or from any other source as the Board of Managing Trustees in its discretion shall determine.

         All Beneficial Interest Certificates shall be personal property entitling the Beneficial Owners only to those rights provided in the Trust Agreement. All legal and equitable ownership of the Trust Assets is vested exclusively in the Trust as provided in the Trust Agreement, and the Beneficial Owners shall have no interest therein other than the beneficial interest in the Trust conferred by their Beneficial Interest Certificate(s) and shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Assets. The dissolution or termination of a Beneficial Owner shall not, in and of itself, terminate the Trust or give such Beneficial Owner's legal representative any rights against other Beneficial Owners, the Trustees or the Trust Assets, except the right, exercised in accordance with applicable provisions of the Trust Agreement, to receive a new Beneficial Interest Certificate in exchange for the certificate held by such Beneficial Owner.

         The Beneficial Interest Certificates are freely transferable, provided, however, no such proposed transfer shall be effective unless the provisions of
Section 4.1 of the Trust Agreement are complied with.

         This Beneficial Interest Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the person named below, on behalf of the Trust has caused this Beneficial Interest Certificate to be duly executed.


                                                   -----------------------------
                                                   Managing Trustee

                                   SCHEDULE A

                                   DEFINITIONS

         A.       Definitions

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

         "Affiliate" means any Person other than the Trust which directly or indirectly through one or more intermediaries control, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

         "Agreement" means this Trust Agreement of the Trust, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

         "Bank" has the meaning set forth in the recitals to this Agreement.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         "Basic Documents" means (i) this Agreement, (ii) the Pooling and Servicing Agreement, (iii) the Purchase Agreement, (iv) the Credit Agreement,
(v) the Series Supplements, (vi) the Owner Trust Agreements, (vii) the Transfer Agreements, (viii) the Trust Obligations, (ix) the Amendment to Series Supplements, dated as of January 1, 2002, among the Bank, the Company and the Master Trust Trustee, (x) the Omnibus First Amendment to Trust Agreements, dated as of January 1, 2002, among the Bank, the Company and Wilmington Trust Company, as owner trustee, (xi) the Omnibus First Amendment to Transfer and Administration Agreements, dated as of January 1, 2002, among the Bank, the Company and certain Delaware business trusts parties thereto,
(xii) the Amendment Number 2 to Series 1995-C Loan Agreement, dated as of January 1, 2002, among the Bank, the Company, the Master Trust Trustee and The Industrial Bank of Japan, Limited, as agent (the "Agent"), (xiii) the Amendment Number 2 to Series 1996-A Loan Agreement, dated as of January 1, 2002, among the Bank, the Company, the Master Trust Trustee and the Agent, (xiv) the Amendment Number 3 to Series 1996-D Loan Agreement, dated as of January 1, 2002, among the Bank, the Company, the Master Trust Trustee and the Agent, (xv) the Amendment Number 3 to Series 1996-B Loan Agreement, dated as of January 1, 2002, among the Bank, the Company, the Master Trust Trustee and Credit Suisse First Boston, as agent, (xvi) the Amendment Number 1 to Series 1999-B Loan Agreement, dated as of January 1, 2002, among the Bank, the Company, the Master Trust Trustee and Commerzbank Aktiengesellschaft, New York Branch, as agent, (xvii) the Administrative Services and Premises Agreement, dated as of January 1, 2002, as amended and restated as of March 28, 2002, between the Trust and the Bank, (xviii) the Registration Statement, and (xix) all documents and certificates contemplated thereby or delivered in connection therewith, and all amendments thereto.

         "Beneficial Interest Certificate" means one or more trust certificates (together with any replacements thereof) issued by the Trust representing the exclusive, undivided beneficial interest in the Trust, in the form of Exhibit A attached hereto.

         "Beneficial Owner" means Fleet Credit Card Services, L.P., and any other holders of record from time to time of outstanding Beneficial Interest Certificates.

         "Board" or "Board of Managing Trustees" means the Board of Managing Trustees of the Trust as described herein.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the recitals to this Agreement.

         "Covered Persons" has the meaning set forth in Section 6.4.

         "Credit Agreement" has the meaning set forth in Section 1.4(a).

         "ERISA" has the meaning set forth in Section 4.1(e).

         "Independent Trustee" means a Managing Trustee who, except in his or her capacity as an Independent Trustee of the Trust is not, and has not been during the five years immediately before such individual's appointment as an Independent Trustee, (i) a Beneficial Owner, director, partner, officer, significant customer, supplier, independent contractor, creditor, or employee of the Trust or its Affiliates; (ii) affiliated with a significant customer, supplier, creditor, or independent contractor of the Trust or its Affiliates;
(iii) a spouse, parent, sibling, or child of any person described by (i) or (ii) above; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Trustee solely because such individual (i) owns 1% or less of the outstanding stock of an Affiliate that is a publicly-traded company or (ii) serves or has served in the capacity of an

"independent trustee", "independent manager" or "independent director" or a similar capacity for other "special purpose entities" formed by the Bank or a Beneficial Owner or its Affiliates.

         "Managing Trustees" means, collectively, the individuals named in
Section 3.1 hereof so long as they continue in office, and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder, including the Independent Trustees, but not including the Resident Trustee. Reference herein to the Managing Trustees shall refer to the individuals serving as Managing Trustees in their capacity as trustees hereunder.

         "Master Trust" has the meaning set forth in Section 1.4(a).

         "Material Action" means to change the business purposes of the Trust, to consolidate or merge the Trust with or into any Person, or sell all or substantially all of the assets of the Trust other than as provided in Section
1.4 or any Basic Document, or to institute proceedings to have the Trust be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking, or consent to, reorganization or relief with respect to the Trust, under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors of the Trust, or admit in writing the Trust's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve, terminate or liquidate the Trust.

         "Member" has the meaning set forth in the recitals to this Agreement.

         "Officer" means an officer of the Trust.

         "Officer's Certificate" means a certificate signed by any Officer of the Trust who is authorized to act for the Trust in matters relating to the Trust.

         "Original Member" has the meaning set forth in the recitals to this Agreement.

         "Owner" has the meaning assigned thereto in each of the Owner Trust Agreements.

         "Owner Trust Agreement" has the meaning set forth in Section 1.4(a). For purposes of the definition of "Basic Documents," the term "Owner Trust Agreement" shall also mean any other similar agreement or agreements entered into from time to time by the Trust as Transferor.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

         "Plan" has the meaning set forth in Section 4.1(e).

         "Pooling and Servicing Agreement" has the meaning set forth in Section 1.4(a).

         "Purchase Agreement" has the meaning set forth in Section 1.4(a).

         "Rating Agency" has the meaning assigned to that term in the Pooling and Servicing Agreement.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Trust in writing that such action will not result in a reduction or withdrawal of the rating of any Series or Class (each as defined in the Pooling and Servicing Agreement) with respect to which it is a Rating Agency.

         "Resident Trustee" has the meaning set forth in the recitals to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series Supplement" means any supplement to the Pooling and Servicing Agreement executed and delivered in connection with the original issuance of Investor Certificates (as defined in the Pooling and Servicing Agreement) of a series, whether executed and delivered prior to or after the date of this Agreement, and all amendments thereof and supplements thereto.

         "Transfer Agreement" has the meaning set forth in Section 1.4(a). For purposes of the definition of "Basic Documents," the term "Transfer Agreement" shall also mean any other similar agreement or agreements entered into from time to time by the Trust as Transferor.

         "Transferor" has the meaning assigned thereto in the Pooling and Servicing Agreement and also the meaning assigned thereto in the Transfer Agreements.

         "Trust" means Fleet Credit Card Funding Trust, the statutory business trust created hereby and pursuant to the Certificate of Trust.

         "Trust Act" has the same meaning as defined in the first paragraph of this Agreement.

         "Trust Assets" means any and all property, real, personal, or otherwise, tangible or intangible, that is transferred or conveyed to the Trust (including all rents, income, profits, and gains therefrom), and that is owned or held by, or for the account of, the Trust.

         "Trustees" means any or all of the Managing Trustees, Independent Trustees and the Resident Trustee.

         "Trust Obligation" means any Investor Certificate (as defined in the Pooling and Servicing Agreement) or other interest in the Master Trust issued under the Pooling and Servicing Agreement and any supplement thereto.

         B.     Rules of Construction

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B


OFFICERS                                                      TITLE
--------                                                      -----

John Rodehorst                                                President

Linda C. Morris                                               Vice President, Secretary and
                                                              General Counsel

Jeffrey Lipson                                                Vice President

Jaspreet Mann                                                 Vice President

Paul V. Stahlin                                               Treasurer

